UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act OF 1934
Date of report (Date of earliest event reported): October 26, 2009
DOLE FOOD COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-4455 (Commission File Number)	99-0035300 (IRS Employer Identification No.)
One Dole Drive
Westlake Village, California 91362
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code: (818) 879-6600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-10.3

Section 1. Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
As described in the Company’s final prospectus relating to its initial public offering (“IPO”) of common stock filed pursuant to Rule 424(b)(4) on October 26, 2009, the Company (and certain of its affiliates), as of October 26, 2009, entered into amendments to its term credit agreement and its revolving credit agreement. The amended language of the credit agreements became effective upon the October 28, 2009 consummation of the IPO Transactions (as defined in the amended credit agreements) and certain other events. The amendments constituted, most significantly: the consent of the lenders to the IPO Transactions and their agreement that the IPO Transactions would not cause a Default or Event of Default under the credit agreements; and the lenders’ agreement that no mandatory prepayments of the loans would be required solely as a result of the IPO Transactions and that the IPO Transactions would not result in any reduction of availability of any “basket” provided for in any covenant in the credit agreements.
The foregoing summary is qualified in its entirety by reference to the complete text of the composite credit agreements, reflecting all amendments and restatements to date, copies of which are attached hereto as exhibits 10.1 and 10.2 and are incorporated herein by reference.
Section 5. Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 7, 2010, the Company entered into an Amendment to Change of Control Agreement with each of C. Michael Carter, the Company’s Executive Vice President, General Counsel and Corporate Secretary, and Joseph S. Tesoriero, the Company’s Vice President and Chief Financial Officer. The amendments amend the Change of Control Agreements previously entered into with Messrs. Carter and Tesoriero to, among other things, (a) include a confidentiality, non-compete and non-solicitation covenant, (b) address compliance with Section 409A of the Internal Revenue Code of 1986, as amended, (c) amend the definition of “Good Reason” and (d) amend certain terms regarding the vesting of equity awards under certain scenarios outlined therein.
The foregoing summary is qualified in its entirety by reference to the complete text of the form of Amendment to Change of Control Agreement, a copy of which is attached hereto as exhibit 10.3 and is incorporated herein by reference.
Section 9. Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
10.1	Composite Credit Agreement dated as of March 28, 2003, as amended and restated to date, among DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc., Solvest, Ltd., the Lenders from time to time party thereto, Deutsche

Bank AG New York Branch, as Deposit Bank, Deutsche Bank AG New York Branch, as Administrative Agent and the other parties named therein.

10.2	Composite Credit Agreement dated as of April 12, 2006, as amended to date, among DHM Holding Company, Inc., Dole Holding Company LLC, Dole Food Company, Inc., the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, and the other parties named therein.
10.3	Form of Amendment to Form of Change of Control Agreement entered into with Messrs. C. Michael Carter and Joseph S. Tesoriero.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dole Food Company, Inc. Registrant
By:	/s/ C. MICHAEL CARTER
C. Michael Carter
Executive Vice President, General Counsel and Corporate Secretary

Dated: January 7, 2010

EXHIBIT INDEX

Exhibit Number	Description
10.1 *	Composite Credit Agreement dated as of March 28, 2003, as amended and restated to date, among DHM Holding Company, Inc., Dole Holding Company, LLC, Dole Food Company, Inc., Solvest, Ltd., the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Deposit Bank, Deutsche Bank AG New York Branch, as Administrative Agent and the other parties named therein.

10.2 *	Composite Credit Agreement dated as of April 12, 2006, as amended to date, among DHM Holding Company, Inc., Dole Holding Company LLC, Dole Food Company, Inc., the Lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, and the other parties named therein.

10.3 *	Form of Amendment to Form of Change of Control Agreement entered into with Messrs. C. Michael Carter and Joseph S. Tesoriero.

*	Filed herewith

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